Ex. 99.1
SILVERLEAF RESORTS, INC.
1221 River Bend, Suite 120
Dallas, Texas 75247
SILVERLEAF RESORTS, INC. ANNOUNCES APPOINTMENT OF
HARRY J. WHITE, JR. AS CHIEF FINANCIAL OFFICER
DALLAS — (BUSINESS WIRE) — January 8, 2010 -- Silverleaf Resorts, Inc. (NasdaqCM: SVLF) today announced that its Board of Directors has elected Harry J. White, Jr. as Silverleaf’s Chief Financial Officer, effective immediately. Mr. White, who has been with Silverleaf since 1998, previously served as the Company’s Chief Financial Officer from June 1998 until February 2008 when he relinquished that position to focus on other financial duties for the Company. He most recently served as Vice President – Treasurer. Mr. White succeeds Robert M. Sinnott, who resigned as the Company’s Chief Financial Officer, effective January 8, 2010.
Robert E. Mead, Chairman and Chief Executive Officer of Silverleaf Resorts, Inc. commented, “We are pleased to announce Harry White’s appointment as Chief Financial Officer. Because of his long tenure with the Company in various senior accounting and financial positions, we believe he will have a seamless transition in his return as our CFO. In addition, I would like to thank Bob Sinnott for his service to Silverleaf and wish him the best in his future endeavors.”
About Silverleaf Resorts
Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2008 Annual Report on Form 10-K filed on March 10, 2009.
For more information or to visit the Company’s website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1
Contact:
Silverleaf Resorts, Inc., Dallas, Texas
Thomas J. Morris, 214-631-1166 x2218